 Exhibit (23)

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Harleysville Group Inc.:

The audits referred to in our report dated March 7, 2008, with respect to the consolidated financial statements of Harleysville Group Inc. and Subsidiaries, included the related financial statement schedules as of December 31, 2007 and 2006, and for each of the years in the three year period ended December 31, 2007, included in the annual report on Form 10-K.  These financial statement schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statement schedules based on our audits.  In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-105108, 333-85941, 333-09701, 333-37386, 333-145076) on Form S-8 and registration statements (Nos. 333-104437, 33-78372, 33-90810) on Form S-3 of Harleysville Group Inc. and Subsidiaries of our reports dated March 7, 2008, with respect to the consolidated balance sheets of Harleysville Group Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Harleysville Group Inc.

Our report dated March 7, 2008, with respect to the consolidated balance sheets of Harleysville Group Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, contains an explanatory paragraph that describes Harleysville Group Inc.’s adoption of the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

/s/ KPMG LLP

March 7, 2008